Exhibit 16.1

April 4, 2011

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner & Bradshaw, PLLC, was previously principal accountant for China Marketing Media Holdings, Inc., (the “Company”), and reported on the financial statements of the Company for the years ended December 31, 2010 and 2009. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated April 4, 2011, and agree with such statements as they pertain to our firm.

Very truly yours,

Child, Van Wagoner & Bradshaw, PLLC